TeraWulf Reports Third Quarter 2023 Financial Results

Revenue of $19.0 million in Q3 2023, an increase of 22.6% over Q2 2023, on a total installed hashrate of 5.5 EH/s.

Self-mined 994 Bitcoin in Q3 2023, a 9.5% increase over Q2 2023.

Non-GAAP Adjusted EBITDA of $9.0 million in Q3 2023, an increase of 18.5% over Q2 2023.

Expect to pay down approximately $7 million of debt with cash generated in Q3 2023, of which $5.5 million was repaid in October 2023.

Ordered ~2.8 EH/s worth of BITMAIN S19j XP miners at $19/TH for delivery in December 2023.

EASTON, Md. – November 13, 2023 – TeraWulf Inc. (Nasdaq: WULF) ("TeraWulf" or the "Company"), which owns and operates vertically integrated, domestic Bitcoin mining facilities powered by more than 91% zero-carbon energy, today announced its unaudited interim financial results for the third quarter of fiscal year 2023 and provided an operational update.

Third Quarter 2023 GAAP Operational and Financial Highlights

- Self-mined 611 bitcoin at Lake Mariner and realized another 13 bitcoin via hosting profit share.
- Revenue increased to $19.0 million in Q3 2023 compared to $15.5 million in Q2 2023.
- Gross profit increased to $10.7 million in Q3 2023 compared to $10.3 million in Q2 2023.
- Total installed hashrate capacity of 5.5 EH/s as of September 30, 2023, representing an increase of 267% relative to the same prior year period.
- Announced order of 18,500 Antminer S19j XP bitcoin miners for a total price of $75.4 million. After coupons and credits, the Company currently expects to pay $53.4 million, or $19.0 per terahash.

Key GAAP Metrics ($ in thousands)	**Three Months Ended Q3 2023**	**Three Months Ended Q2 2023**	**% Change**
Revenue	$18,955	$15,456	22.6%
Gross profit	$10,687	$10,343	3.3%
Gross profit margin	56.4%	66.9%	(15.7%)

Third Quarter 2023 Non-GAAP Operational and Financial Highlights

- Self-mined 994 bitcoin across the Lake Mariner and Nautilus Cryptomine facilities plus hosting profit share.
- Total value of bitcoin self-mined[1] of $27.9 million[2] in Q3 2023 compared to $25.3 million[3] in Q2 2023.

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[1] Includes BTC earned from profit sharing associated with a hosting agreement that expires in December 2023 at the Lake Mariner facility and TeraWulf's net share of BTC produced at the Nautilus Cryptomine facility.

[2] Values profit share BTC at $28,104 per BTC as opposed to $38,000 per BTC, which was the quoted price of bitcoin in the Company's principal market at the time of hosting contract inception.

[3] Values profit share BTC at $27,913 per BTC as opposed to $38,000 per BTC, which was the quoted price of bitcoin in the Company's principal market at the time of hosting contract inception.

- Power cost per bitcoin self-mined increased 29% quarter-over-quarter, from $7,197 per bitcoin in Q2 2023 to $9,322 per bitcoin in Q3 2023, due to the 13% increase in network difficulty during the period and higher energy prices at the Lake Mariner facility in New York.
- Adjusted EBITDA increased 19% to $9.0 million in Q3 2023 compared to $7.6 million in Q2 2023.

Key Non-GAAP Metrics [4]	**Three Months Ended Q3 2023**	**Three Months Ended Q2 2023**	**% Change**
Bitcoin Self-Mined [5]	994	908	9.5%
Value per Bitcoin Self-Mined [6]	$28,104	$27,913	0.7%
Power Cost per Bitcoin Self-Mined [7]	$9,322	$7,197	29.5%
Avg. Operating Hash Rate (EH/s) [8]	4.8	4.0	20.0%

Management Commentary

"We continue to execute our stated goals, delivering strong results in Q3 2023," stated Paul Prager, Chief Executive Officer of TeraWulf. "While the summer months are seasonally the most challenging operating environment, we demonstrated strong operational results due to outstanding effort by our operating employees to optimize the performance of our miners as well as the advantageous location of our facilities in the Northeast U.S., which has temperate conditions, resulting in fewer high heat events and ensuing wear and tear on our machines, relative to regions like Texas with more extreme weather," added Prager.

"From a growth perspective, during the third quarter, we significantly advanced construction of Building 3 at our Lake Mariner facility, which when completed, will add 43 MW of infrastructure capacity," commented Nazar Khan, Chief Operating Officer of the Company. "We plan to energize Building 3 with S19j XPs, 5,500 of which will be self-mining, with the balance of miners to be host-to-owned for BITMAIN until we complete payment for the entire 18,500 miner order, which we expect by the fourth quarter of 2024."

"Converting our prior deposits on the S19j XP order into owned machines not only underscores the value of our strategic relationship with BITMAIN, but also exemplifies our capital-efficient,

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[4] The Company's share of the earnings or losses of operating results at the Nautilus Cryptomine facility is reflected within "Equity in net income (loss) of investee, net of tax" in the consolidated statements of operations. Accordingly, operating results of the Nautilus Cryptomine facility are not reflected in revenue, cost of revenue or cost of operations lines in TeraWulf's consolidated statements of operations. The Company uses these metrics as indictors of operational progress and effectiveness and believes they are useful to investors for the same purposes and to provide comparisons to peer companies. All figures except Bitcoin Self-Mined are estimates.

[5] Includes BTC earned from profit sharing associated with a hosting agreement that expires in December 2023at the Lake Mariner facility and TeraWulf's net share of BTC produced at the Nautilus Cryptomine facility.

[6] Computed as the weighted-average opening price of BTC on each respective day the Self-Mined Bitcoin is earned. Excludes value earned from hosting contract, which expires in December 2023, for which the quoted price of bitcoin in the Company's principal market at the time of contract inception was approximately $38,000.

[7] Q3 2023 and Q2 2023 Calculation excludes 13 and 17 bitcoin, respectively, earned via hosting profit share.

[8] While nameplate inventory for WULF's two facilities is 5.5 EH/s, inclusive of gross total hosted miners, actual monthly hash rate performance depends on a variety of factors, including (but not limited to) performance tuning to increase efficiency and maximize margin, scheduled outages (scopes to improve reliability or performance), unscheduled outages, curtailment due to participation in various cash generating demand response programs, derate of ASICS due to adverse weather and ASIC maintenance and repair.

infrastructure-first approach to managing growth ahead of the next halving in April,” said Prager. “By virtue of the host-to-own arrangement, we will defer additional capital outlays for the S19j XP order until well beyond the halving, and avoid what might be excessive dilution given current depressed market valuations.” Production and Operations Update As of September 30, 2023, the Company had an operational miner fleet of approximately 50,000 of the latest generation miners, comprised of 34,000 miners at its wholly owned Lake Mariner facility in New York (5,000 of which are hosted pursuant to an agreement that expires in December 2023) and 16,000 self-miners at the nuclear-powered Nautilus Cryptomine facility in Pennsylvania. The Company’s total installed hashrate was 5.5 exahashes per second (EH/s) and 160 MW of capacity across its two sites. TeraWulf is currently expanding mining operations at its wholly owned Lake Mariner facility in New York with the addition of Building 3, which is expected to increase the facility’s bitcoin mining infrastructure capacity from its current 110 MW to 153 MW by year-end 2023. In July 2023, the Company announced the purchase of 18,500 Antminer S19j XP bitcoin mining machines from BITMAIN, which have a power- efficiency rating of 21.5 joules per terahash (J/TH) and a bitcoin mining hashrate of 151 terahash per second (TH/s) each, for a combined total hashrate of 2.8 EH/s for the 18,500 units, which are targeted to be delivered and installed at the Lake Mariner facility in December 2023. The Company announced plans to convert the deposits already made towards the S19j XP purchase order into 5,500 miners and host-to- own the remaining 13,000 miners for BITMAIN with the expectation to complete the entire 18,500 miner purchase by the fourth quarter of 2024. As of September 30, 2023, the Company’s stake in phase one of the Nautilus Cryptomine facility – 50 MW and 1.9 EH/s – was fully operational. TeraWulf has the option to add an additional 50 MW of bitcoin mining capacity at the Nautilus Cryptomine facility, for a total of 100 MW, which TeraWulf plans to deploy in future phases pending capital availability. Third Quarter 2023 GAAP Financial Results Revenue in the third quarter of 2023 increased 22.6% to $19.0 million as compared to $15.5 million in the second quarter of 2023. This increase is attributable to a significant growth in operating self-mining hashrate as well as a higher average bitcoin price relative to the second quarter of 2023. Notably, revenue and expenses reported in the TeraWulf GAAP income statement excludes revenue and expenses from the Nautilus joint venture; the net financial impact of the Nautilus joint venture is captured within equity in net income (loss) of investee, net of tax in the consolidated statements of operations. Gross profit in the third quarter increased to $10.7 million compared to $10.3 million in the second quarter of 2023. Gross profit margin as a percentage of revenue decreased to 56.4% in the third quarter of 2023 compared to 66.9% in the second quarter of 2023, primarily driven by energy costs at the Lake Mariner facility as well as an increase in bitcoin network difficulty. About TeraWulf TeraWulf (Nasdaq: WULF) owns and operates vertically integrated, environmentally clean Bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company currently has two Bitcoin mining facilities: the wholly owned Lake Mariner facility in New York, and

Nautilus Cryptomine facility in Pennsylvania, a joint venture with Cumulus Coin, LLC. TeraWulf generates domestically produced Bitcoin powered by nuclear, hydro, and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale. Forward-Looking Statements This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining, and/or regulation regarding safety, health, environmental and other matters, which could require significant expenditures; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) adverse geopolitical or economic conditions, including a high inflationary environment; (8) the potential of cybercrime, money- laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (10) employment workforce factors, including the loss of key employees; (11) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination; and (12) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Company Contact: Jason Assad Director of Corporate Communications assad@terawulf.com (678) 570-6791

CONSOLIDATED BALANCE SHEETS AS OF SEPTEMBER 30, 2023 AND DECEMBER 31, 2022 (In thousands, except number of shares and par value) September 30, 2023 December 31, 2022 (unaudited) ASSETS CURRENT ASSETS: Cash and cash equivalents $ 6,595 $ 1,279 Restricted cash — 7,044 Digital currency, net 614 183 Prepaid expenses 2,360 5,095 Other receivables 2,723 — Other current assets 688 543 Total current assets 12,980 14,144 Equity in net assets of investee 105,557 98,741 Property, plant and equipment, net 181,294 191,521 Right-of-use asset 11,194 11,944 Other assets 768 1,337 TOTAL ASSETS $ 311,793 $ 317,687 LIABILITIES AND STOCKHOLDERS' EQUITY CURRENT LIABILITIES: Accounts payable $ 19,422 $ 21,862 Accrued construction liabilities 724 2,903 Other accrued liabilities 6,743 14,963 Share based liabilities due to related party 2,085 14,583 Other amounts due to related parties 1,433 3,295 Contingent value rights 1,366 10,900

Current portion of operating lease liability 46 42 Insurance premium financing payable 199 2,117 Convertible promissory notes — 3,416 Current portion of long-term debt 76,461 51,938 Total current liabilities 108,479 126,019 Operating lease liability, net of current portion 912 947 Long-term debt 48,468 72,967 TOTAL LIABILITIES 157,859 199,933 Commitments and Contingencies (See Note 12) STOCKHOLDERS' EQUITY: Preferred stock, $0.001 par value, 100,000,000 and 25,000,000 authorized at September 30, 2023 and December 31, 2022, respectively; 9,566 issued and outstanding at September 30, 2023 and December 31, 2022; aggregate liquidation preference of $11,145 and $10,349 at September 30, 2023 and December 31, 2022, respectively 9,273 9,273 Common stock, $0.001 par value, 400,000,000 and 200,000,000 authorized at September 30, 2023 and December 31, 2022, respectively; 232,222,332 and 145,492,971 issued and outstanding at September 30, 2023 and December 31, 2022, respectively 232 145 Additional paid-in capital 393,799 294,810 Accumulated deficit (249,370) (186,474) Total stockholders' equity 153,934 117,754 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $ 311,793 $ 317,687

CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022 (In thousands, except number of shares and loss per common share; unaudited) Three Months Ended September 30, Nine Months Ended September 30, 2023 2022 2023 2022 Revenue $ 18,955 $ 3,864 $ 45,944 $ 5,466 Cost of revenue (exclusive of depreciation shown below) 8,268 5,181 18,383 5,804 Gross profit (loss) 10,687 (1,317) 27,561 (338) Cost of operations: Operating expenses 442 261 1,218 1,689 Operating expenses – related party 779 603 2,015 812 Selling, general and administrative expenses 5,767 5,934 18,137 16,253 Selling, general and administrative expenses – related party 4,519 2,948 10,093 8,187 Depreciation 8,224 1,515 20,085 1,719 Realized gain on sale of digital currency (697) (127) (1,883) (127) Impairment of digital currency 922 119 2,231 682 Loss on disposals of property, plant, and equipment 420 — 420 — Loss on nonmonetary miner exchange — 804 — 804 Total cost of operations 20,376 12,057 52,316 30,019 Operating loss (9,689) (13,374) (24,755) (30,357) Interest expense (10,251) (7,230) (25,535) (16,691) Other income 59 — 113 —

Loss before income tax and equity in net loss of investee (19,881) (20,604) (50,177) (47,048) Income tax (expense) benefit — 256 — 256 Equity in net income (loss) of investee, net of tax 850 (12,739) (12,613) (14,611) Loss from continuing operations (19,031) (33,087) (62,790) (61,403) Loss from discontinued operations, net of tax (68) (901) (106) (4,437) Net loss (19,099) (33,988) (62,896) (65,840) Preferred stock dividends (272) (247) (796) (531) Net loss attributable to common stockholders $ (19,371) $ (34,235) $ (63,692) $ (66,371) Loss per common share: Continuing operations $ (0.09) $ (0.31) $ (0.32) $ (0.59) Discontinued operations - (0.01) - (0.04) Basic and diluted $ (0.09) $ (0.32) $ (0.32) $ (0.63) Weighted average common shares outstanding: Basic and diluted 221,718,367 108,839,269 199,259,314 104,391,923

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022 (In thousands; unaudited) Nine Months Ended September 30, 2023 2022 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (62,896) $ (65,840) Adjustments to reconcile net loss to net cash used in operating activities: Amortization of debt issuance costs, commitment fees and accretion of debt discount 14,316 7,468 Related party expense to be settled with respect to common stock 2,502 — Common stock issued for interest expense 26 82 Stock-based compensation expense 4,023 1,050 Depreciation 20,085 1,719 Amortization of right-of-use asset 750 53 Increase in digital currency from mining and hosting services (41,936) (3,561) Impairment of digital currency 2,231 682 Realized gain on sale of digital currency (1,883) (127) Proceeds from sale of digital currency 52,570 2,946 Loss on disposals of property, plant, and equipment 420 — Loss on nonmonetary miner exchange — 804 Deferred income tax benefit — (256) Equity in net loss of investee, net of tax 12,613 14,611 Loss from discontinued operations, net of tax 106 4,437 Changes in operating assets and liabilities: — — Decrease (increase) in prepaid expenses 2,735 (1,218) Decrease in amounts due from related parties — 815 Increase in other receivables (2,723) —

Increase in other current assets (97) (1,129) Decrease (increase) in other assets 69 (879) (Decrease) increase in accounts payable (3,936) 5,663 (Decrease) increase in other accrued liabilities (3,463) 2,537 (Decrease) increase in other amounts due to related parties (2,396) 1,652 (Decrease) increase in operating lease liability (31) 185 Net cash used in operating activities from continuing operations (6,915) (28,306) Net cash provided by (used in) operating activities from discontinued operations 283 (1,303) Net cash used in operating activities (6,632) (29,609) CASH FLOWS FROM INVESTING ACTIVITIES: Investments in joint venture, including direct payments made on behalf of joint venture (2,845) (37,997) Reimbursable payments for deposits on plant and equipment made on behalf of a joint venture or joint venture partner — (11,741) Reimbursement of payments for deposits on plant and equipment made on behalf of a joint venture or joint venture partner — 11,716 Purchase of and deposits on plant and equipment (41,392) (53,947) Proceeds from sale of net assets held for sale — 13,500 Payment of contingent value rights liability (9,598) — Net cash used in investing activities (53,835) (78,469) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from issuance of long-term debt, net of issuance costs paid of $0 and $38 — 14,962 Proceeds from insurance premium and property, plant and equipment financing 790 4,854 Principal payments on insurance premium and property, plant and equipment financing (2,613) (4,724) Proceeds from issuance of common stock, net of issuance costs paid of $1,051 and $142 57,664 36,828

Proceeds from warrant issuances 2,500 — Payments of tax withholding related to net share settlements of stock-based compensation awards (852) — Proceeds from issuance of preferred stock — 9,566 Proceeds from issuance of convertible promissory note 1,250 14,700 Principal payments on convertible promissory note — (2,832) Net cash provided by financing activities 58,739 73,354 Net change in cash and cash equivalents and restricted cash (1,728) (34,724) Cash and cash equivalents and restricted cash at beginning of period 8,323 46,455 Cash and cash equivalents and restricted cash at end of period $ 6,595 $ 11,731 Cash paid during the period for: Interest $ 15,542 $ 9,220 Income taxes $ — $ —

Non-GAAP Measure The Company presents adjusted EBITDA, which is not a measurement of financial performance under generally accepted accounting principles in the United States (“GAAP”). The Company’s non-GAAP “Adjusted EBITDA” excludes (i) impacts of interest, taxes, depreciation and amortization; (ii) preferred stock dividends, stock-based compensation expense and related party expense to be settled with respect to common stock, all of which are non-cash items that the Company believes are not reflective of its general business performance, and for which the accounting requires management judgment, and the resulting expenses could vary significantly in comparison to other companies; (iii) equity in net loss of investee, net of tax, related to Nautilus; (iv) costs related to non-routine regulatory activities, which costs management does not believe are reflective of the Company’s ongoing operating activities; (v) other income which is related to interest income or income for which management believes is not reflective of the Company’s ongoing operating activities; and (vi) gains and losses related to discontinued operations that are not be applicable to the Company’s future business activities. The Company’s non-GAAP Adjusted EBITDA also includes the impact of distributions from investee received in bitcoin related to a return on the Nautilus investment, which management believes, in conjunction with excluding the impact of equity in net loss of investee, net of tax, is reflective of assets available for the Company’s use in its ongoing operations as a result of its investment in Nautilus. Management believes that providing this non-GAAP financial measure that excludes these items allows for meaningful comparisons between the Company's core business operating results and those of other companies, and provides the Company with an important tool for financial and operational decision making and for evaluating its own core business operating results over different periods of time. In addition to management's internal use of non-GAAP adjusted EBITDA, management believes that adjusted EBITDA is also useful to investors and analysts in comparing the Company’s performance across reporting periods on a consistent basis. Management believes the foregoing to be the case even though some of the excluded items involve cash outlays and some of them recur on a regular basis (although management does not believe any of such items are normal operating expenses necessary to generate the Company’s bitcoin related revenues). For example, the Company expects that share-based compensation expense, which is excluded from adjusted EBITDA, will continue to be a significant recurring expense over the coming years and is an important part of the compensation provided to certain employees, officers, directors and consultants. Additionally, management does not consider any of the excluded items to be expenses necessary to generate the Company’s bitcoin related revenue. The Company's adjusted EBITDA measure may not be directly comparable to similar measures provided by other companies in the Company’s industry, as other companies in the Company’s industry may calculate non-GAAP financial results differently. The Company's adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to operating (loss) income or any other measure of performance derived in accordance with GAAP. Although management utilizes internally and presents adjusted EBITDA, the Company only utilizes that measure supplementally and does not consider it to be a substitute for, or superior to, the information provided by GAAP financial results. Accordingly, adjusted EBITDA is not meant to be considered in isolation of, and should be read in conjunction with, the information contained in the Company’s consolidated financial statements, which have been prepared in accordance with GAAP. The following table is a reconciliation of the Company’s non-GAAP adjusted EBITDA to its most directly comparable GAAP measure (i.e., net loss attributable to common stockholders) for the periods indicated (in thousands):

Three Months Ended September 30, Nine Months Ended September 30, 2023 2022 2023 2022 Net loss attributable to common stockholders $ (19,371) $ (34,235) $ (63,692) $ (66,371) Adjustments to reconcile net loss attributable to common stockholders to non-GAAP adjusted EBITDA: Preferred stock dividends 272 247 796 531 Loss from discontinued operations, net of tax 68 901 106 4,437 Equity in net (income) loss of investee, net of tax, related to Nautilus (850) 12,739 12,613 14,611 Distributions from investee, related to Nautilus 6,739 — 11,682 — Income tax expense (benefit) — (256) — (256) Interest expense 10,251 7,230 25,535 16,691 Depreciation 8,224 1,515 20,085 1,719 Amortization of right-of-use asset 249 12 750 53 Stock-based compensation expense 1,413 568 4,023 1,050 Related party expense to be settled with respect to common stock 2,085 — 2,502 — Costs related to non-routine regulatory activities — — — 996 Other income (59) — (113) — Non-GAAP adjusted EBITDA $ 9,021 $ (11,279) $ 14,287 $ (26,539)